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                                                                    EXHIBIT 99.8

                           CERTIFICATE OF AMENDMENT
                                      OF
                         AMENDED AND RESTATED BY-LAWS
                                      OF
                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                   -----------------------------------------


          I, Robert D. Zimet, Secretary of Charles E. Smith Residential Realty, Inc. (the "Corporation"), do hereby certify that:

          1. The Board of Directors of the Corporation, by a unanimous written consent dated as of September ___, 1999 and in lieu of a meeting of the Board of Directors, deemed it advisable and in the best interests of the Corporation and its stockholders to amend the first sentence of Section 3.01 of the Amended and Restated By-Laws of the Corporation (the "By-Laws");

          2. The following resolution was duly adopted by the Board of Directors pursuant to such unanimous written consent:

     NOW, THEREFORE, BE IT RESOLVED, that pursuant to Section 7.07 of the By-Laws, Section 3.01 of the By-Laws be, and hereby is, amended by amending the first sentence to Section 3.01 to read as follows:

                    "SECTION 3.01. Committees. The Board of Directors
                                   ----------
          may appoint from among its members an Executive Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval."

          3. The foregoing resolution amending the By-Laws was duly adopted in accordance with the provisions of the By-Laws and Section 2-408(c) of the Maryland General Corporation Law.
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          IN WITNESS WHEREOF, the undersigned has signed this Certificate of
Amendment on this _____ day of September, 1999.



                                                 ------------------------------
                                                 Robert D. Zimet
                                                 Secretary of Charles E. Smith
                                                 Residential Realty, Inc.

[SEAL]

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